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                                                                    Exhibit 99.2

                     1996 CREDIT MANAGEMENT SOLUTIONS, INC.
                          EMPLOYEE STOCK PURCHASE PLAN
                             SUBSCRIPTION AGREEMENT


______   Original Application                           Enrollment Date:________
______   Change in Payroll Deduction Rate
______   Change of Beneficiary(ies)

1. _______________________ hereby elects to Participate in the 1996 Credit Management Solutions, Inc. Employee Stock Purchase Plan (the "Employee Stock Purchase Plan") and subscribes to purchase shares of the Company's Common Stock in accordance with this Subscription and the Employee Stock Purchase Plan.

2. I hereby authorize deductions from each paycheck in the amount of _____% of my Compensation on each payment (not to exceed fifteen 15%) during the purchase periods in accordance with the Employee Stock Purchase Plan. (Please note that no fractional percentages are permitted.)

3. I understand that said payroll deductions shall be accumulated for the purchase of shares of the Company's Common Stock at the applicable Purchase Price determined in accordance with the Employee Stock Purchase Plan. I understand that if I do not terminate my participation during a purchase period, any accumulated Payroll deductions will be used to automatically exercise my option to purchase shares.

4. I have received a copy of the complete Employee Stock Purchase Plan. I understand that my participation in the Employee Stock Purchase Plan is in all respects subject to the terms of the Plan.

5. Shares purchased for me under the Employee Stock Purchase Plan should be issued in the name(s) of:

         -------------------------------------------------

         -------------------------------------------------

6. I understand that if I dispose of any shares received by me pursuant to this Plan within 2 years after the Enrollment Date (the first day of the purchase period during which I purchased such shares) or within 1 year after the Exercise Date (the date I purchased such shares), I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an

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         amount equal to the excess of the fair market value of the shares at the time such shares were delivered to me over the price which I paid for the shares. I hereby agree to notify the Company in writing within 30 days after the date of any such disposition and i will make adequate provision for Federal, State or other tax withholding obligations, if any which arise upon the disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the 2-year and 1-year holding periods described above, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (2) 15% of the fair market value of the shares on the first day of the Purchase Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain. I also understand that the foregoing income tax consequences are based on current federal income tax law and that the Company is not responsible for advising me of any changes in the applicable tax rules.

7. I hereby agree to be bound by the terms of the Employee Stock Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Employee Stock Purchase Plan.

8. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Employee Stock Purchase Plan.

NAME: (Please print)      ______________________________________________________
                                  (First)          (Middle)          (Last)

Relationship              ______________________________________________________

                          ______________________________________________________
                                                 (Address)

Relationship              ______________________________________________________

                          ______________________________________________________
                                                 (Address)

Employee's Social
Security Number:          ______________________________________________________

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Employee's Address:       ______________________________________________________

                          ______________________________________________________

                          ______________________________________________________

I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE PURCHASE PERIODS UNLESS TERMINATED BY ME.


Dated:_______________      _____________________________________________________
                                          Signature of Employee

Dated:_______________      _____________________________________________________
                                      Signature of spouse if beneficiary is
                                              other than spouse